Exhibit 10.1

No.: Zx2019/0180001

Labor Contract

Chuangye Tianxia Enterprise Management Consulting Co., Ltd.

10 MM 19 DD, 2019 YY

Pursuant to Labor Law of the Peoples Republic of China, Labor Contract Law of the People’s Republic of China, and relevant laws and regulations , the Parties have entered into the Contract in the principle of equality, voluntariness, and consensus reached through negotiation so as to jointly observe the articles hereof.

I. General Information of the Parties hereof

Article I Party A Xi’an Chuangye Tianxia Enterprise Management Consulting Co., Ltd.

Legal Representative (Chief Officer) or Authorized Representative: Li Jianyong

Registered Address: Room 907, Enterprise Headquarters Building, Building 2, Saigo City Square, No. 170, Weiyang Road, Xi’an Economic & Technological Development Zone

Article II Party B _Tao Guolin Sex : male Tel.: _18910361888_

Household Registration Type (Non-agricultural, agricultural) _Non-agricultural_

Resident ID Card No. ___6204021976100112714___

Or name of other valid identification certificate : No

Commencement time of employment at Party A: 10 MM, 19 DD , 2019YY

Home Address : Sai Gaoyue Mansion, Fengcheng 10th Road, Weiyang District, Xi’an City, Shaanxi

Province:

Postal Code : NO

Current Residential Address : Sai Gaoyue Mansion, Fengcheng 10th Road, Weiyang District, Xi’an

City, Shaanxi Province:

Postal Code: NO

Registered Permanent Residence Beijing Road _Sub-District (Town) Baiyin District (County)

GansuProvince (City)

Emergency Contact and Tel.: NO

II. Warranty

Article III Party A hereby warrants the followings to Party B:

1. Party A is an independent corporation incorporated and legally existing in accordance with the laws and regulations (hereinafter referred to as “the laws and regulations”) of the People’s Republic of China (hereinafter referred to as “China”).

2. Party A may conduct business activities in China pursuant to the provisions of the laws and regulations.

3. Party A may sign the Contract with Party B legally pursuant to the provisions of the laws and regulations.

Article IV Party B hereby warrants the followings to Party A:

1. When signing the Contract , Party B is not engaged in any labor relationship with any third party. If Party B is engaged in any labor relationship with any third party before signing the Contract, the third party shall have cancelled or terminated all the labor relationships with any other third party, and finished all the dismissal formalities for Party B to sign the Contract with Party A.

2. During the contract signing and contract implementation, Party B shall not undertake any business in competitive relation with Party A in one’s own name (hereinafter referred to as “competitive business”), sponsor any competitive business or participate in competitive business in any paid or cost-free modes. If Party B engages in any business competing with Party A during the contract signing and contract implementation, Party B shall pay Party A the liquidated damages in the amount of ____.

3. Party B does not violate any restriction on competition or any obligation of confidentiality with third party during the signing or implementation hereof, or undergo any situation that constitutes law violation prescribed in the laws and regulations.

4. The resume and work experience, health report, diploma certification, qualification, residence and household registration information related to the Contract and provided by Party B for Party A is genuine and complete, free of any forgery or falsification, with no other important information affecting the signing hereof concealed or omitted. The photocopy of the aforementioned certification documents shall serve as the attachments to the Contract after signed by Party B for confirmation.

5. Party B does not undergo reeducation through labor, criminal penalty or major administrative penalty before signing the Contract.

6. Party B does not suffer from any health problems that affect or may affect the performance of the Contract when signing the Contract.

The terms above shall constitute essential (but insufficient) conditions for the admission of Party B. If Party B is found to violate any terms above after admitted (including the probation period), Party A shall be entitled to cancel the labor relationship with Party B at any time without paying Party B any indemnity or compensation for the reason of “failing to meet admission conditions”.

Article V If any party breaches any term of Article III and Article IV hereof, the other party may cancel the Contract at any time, and the breaching party shall compensate the other party for all the losses arising therefrom.

III. Term of Labor Contract

Article VI Contract Term

The Parties hereby agree to determine the contract term in the ___mode below:

1. Fixed term: From 19 DD 10 MM,2019 YY to 18 DD 10 MM, 2022 YY.

2. Unfixed term: ____ DD ____ MM,____ YY until the date when statutory termination condition appears.

3. Term for the completion of certain job: From ____ DD ____ MM, ____YY to the time of completion of ___work tasks indicated by_________.

Probation Period

The Parties hereby agree to determine the probation period (included in the contract term) in the _____mode below:

1. No probation period.

2. The probation period shall be from ____ DD ____ MM,        YY to ___ DD ____ MM, ____YY. If the arrival date is inconsistent with the prescribed arrival date for probation period (internship period), the probation period (internship period) shall be accordingly advanced or postponed.

3. Party B shall strictly comply with the codes and rules of Party A, accomplish the hob duties and meet the requirements of assessment indicators during the probation period. Party A shall assess the work of Party B prior to the expiry of Party B’s probation period. If Party B fails the assessment, and thus is deemed as failing to meet the admission conditions of Party A, or if Party B meets the admission conditions of Party A but undergoes other situation prescribed in Labor Contract Law for the cancellation of labor contract, Party A shall be entitled to cancel the labor contract between the Parties during the probation period; Party A may extend the probation period as appropriate according to specific performance of Party B during the probation period.

IV. Work Duties and Workplace

Article VII Party B shall undertake the tasks based on the following conditions.

1. Attributed department: General Manager

2. Type of post and post: Senior consultant and director and president of a U.S. company

3. Work duties and duty description (refer to relevant post duties, codes and rules for details):

Refer to job description

Article VIII Party B shall meet the following job requirements when taking the post prescribed in the preceding article:

1. Healthy and free of bad habits

2. Honest and sincere, and compliant with the company provisions.

3. Provide genuine and complete background information, meet recruitment conditions, hold excellent work competence, and meeting Party A’s requirements for work performance

Article IX Party B hereby acknowledges and confirms that Party A may adjust the workplace, post, department, work position and work tasks of the employee according to the business strategy or organizational framework due to the particularity of Party A’s industry and the post applied for by Party B. The Parties hereby acknowledge: Party A shall be entitled to adjust the workplace, post, department, work position and work tasks of Party B according to the business needs and Party B’s condition. Such adjustment shall not be deemed as unilateral change of the labor contract, and shall not be applicable to the provision of “amendment to the labor contract” in relevant laws, including Labor Contract Law of the People’s Republic of China. Party B shall be willing to accept and follow the instruction, and shall not require the employer to pay economic compensation or indemnity for the reason of illegal cancellation of labor contract on this basis.

In principle, the work remuneration shall be adjusted with the consensus reached through negotiations, unless:

1. Party A undergoes any changes due to the needs of production and business service, business adjustment and organization setup, and thus transfers the job tasks of Party B without reducing the remuneration prescribed herein, which shall be accepted by Party B;

2. Party B cannot meet the indicators of production service, work quality, and production due to skills or physical condition, and is incompetent for the job, and Party A transfers the post of Party B and changes the prescribed remuneration, which shall be accepted by Party B.

3. If Party B fails to report to work at the prescribed time after post transfer, it shall be deemed as absenteeism. If Party B is absent for consecutive 3 months, Party A shall be entitled to unilaterally cancel the labor contract without paying Party B any compensation or indemnity. When the notice of labor contract cancellation is delivered to the address of Party B, the labor contract shall be cancelled.

V. Working Time, Rest and Holidays

Article X Party A shall arrange ___-hour day working system for Party B.

If standard working system is applicable, Party A shall arrange no more than eight-hour working time per day and averagely no more than forty-hour working time per week for Party B. Party B shall at least guarantee one-day rest per week for Party B. Party A may extend the working time normally for no more than one hour per day after agreeing with Party B through negotiation due to the work needs. If the working time should be extended for special reason, the working time shall be extended for no more than three hours per day and no more than thirty-six hours per month under the premise that physical health of Party B is guaranteed. If combined working hour system is applicable, the average daily working time and average weekly working time shall not exceed the statutory standard working time. If flexible working hour system is applicable, Party B shall arrange the working time and rest time by oneself under the premise of guaranteeing the completion of Party A’s work tasks.

Article XI The holiday system of Party A for Party B shall be subject to Attendance Management Regulations.

Party B shall finish the job duties during normal working hours. If the working time is extended for personal reason, it shall not be deemed as overtime work. Party B shall fill in application form of overtime work in advance, and get it signed and approved by the company leader. Or the written notice of Party A requires the extension of working time, which shall be deemed as overtime work that will provide overtime benefits for Party B.

VI. Labor Remuneration

Article XII The salary of Party A shall be paid in the principle of distribution according to work. Party A shall be entitled to autonomously determine the salary distribution mode and salary level of the company according to the economic effectiveness of the company.

Article XIII Party A shall pay Party B the salary of previous month in monetary form on the 10th day every month in accordance with, the company salary provisions, and the monthly salary standard shall be: 100,000 after tax, adjustable according to the situation. The salary of Party B during the probation period shall be RMB ____(the salary during probation period shall be no less than 80% of regularization salary). In case of holiday or rest day, the salary shall be paid on the last working day prior to such holiday. In special case, such as force majeure or market factor, the salary payment may be postponed.

Article XIV Other provisions of the Parties on the salary: Party A may correspondingly increase or reduce the salary according to the adjustment of Party B’s post, and the contribution of Party B. If the work tasks of Party A are insufficient to keep Party B awaiting job assignment, Party A shall pay Party B the job awaiting salary in the minimum wage standard of the employment location from the next month from the situation occurrence. During job assignment awaiting period, Party B shall fulfill other corresponding obligations prescribed herein.

VII. Insurance Benefits

Article XV The Parties shall pay employee endowment, unemployment, major disease medical planning and other social insurance fees in accordance with the regulations of state government and the government of the work place. Party A shall handle relevant social insurance formality for Party B. After the Parties cancel or terminate the labor contract, the social insurance shall be transferred in accordance with relevant provisions.

Article XVI If Party B asks for leave of absence, Party A shall not pay the salary for the period of leave of absence.

Article XVII Party B may enjoy the benefits provided by Party A in the contract term. The contract shall be renewed after the expiry. If the contract is not renewed, Party A shall not bear the insurance fees or provide the benefits.

V. Labor Protection, Labor Conditions and Occupational Hazard Protection

Article XVIII Party A shall establish work safety system in accordance with relevant national laws and regulations; Party B shall strictly comply with work safety system of Party A, prevent operation against rules and accident during work, and reduce occupational hazard.

Article XIX Party B shall strictly comply with the labor rules formulated by Party A. Party A shall not undertake the compensation responsibility for the property loss or personal injury of Party B due to Party B’s violation of labor rules; if the violation of labor rules causes the suspension of Party A’s production/business or equipment/product damage, property loss or goodwill loss due to product nonconformity, Party B shall compensate Party A for the losses arising therefrom.

IX. Cancellation, Termination and Economic Compensation of Labor Contract

Article XX If the laws, administrative regulations, codes and rules governing the conclusion of the Contract change, corresponding contents of the Contract shall be revised.

Article XXI If any of the termination conditions prescribed in Labor Contract Law appears, the labor Contract shall be terminated.

1. If Party B seriously violates labor discipline or Employee Manual of the company, Party A shall be entitled to cancel the labor contract at any time without paying any compensation and indemnity.

2. If Party B severely misconducts in office, fails to observe the work safety discipline of the company, conducts the corruption and thus leads to company losses, Party A shall be entitled to cancel the labor contract at any time without paying any compensation and indemnity.

3. If Party B undergoes other situation requiring the labor contract cancellation according to the provisions of other codes and rules of Party A, Party A shall be entitled to cancel the labor contract at any time without paying any compensation and indemnity.

Article XXII The Contract may be cancelled by the Parties with the consensus reached through negotiations.

Article XXIII Party A shall issue the certification of labor contract cancellation or termination when cancelling or terminating the Contract, and deal with the archive and social insurance transfer formality for Party B.

Article XXIV Party B shall handle the work handover in accordance with the agreement between the Parties.

X. Other Provisions between the Parties

Article XXV

1. The codes and rules of Party A (including but not limited to Employee Manual, Attendance Management Regulations, notices and management regulations issued by the company, and post duties, etc.) shall serve as the main attachments to the Contract, and have equal force with the contract articles. Party B shall agree and voluntarily comply with all the articles and work discipline prescribed in Employee Manual and Attendance Management Regulations of Party A, and agree that Party A will reserve the right to revise Employee Manual according to national policy, laws and regulations. business environment. and enterprise condition.

2. Party B hereby acknowledges and agrees that the payment of individual income tax is the statutory obligation of Party B, the labor remuneration stated in Article XIII herein shall be the pre-tax remuneration, and Party A shall withhold and remit such tax in accordance with the regulations of tax authority.

3. Party B hereby acknowledges and agrees that Party B may be dispatched to Party A’s projects throughout the country for a long time due to the assignment to different project.

4. Any Labor Contract signed between the Parties before the Contract comes into effect shall automatically become in effective on the signing date of the Contract. In case the provisions of relevant agreements signed previously are inconsistent with the Contract, the Contract shall prevail.

5. Party B hereby acknowledges and agrees: If Party B undertakes malpractice, embezzles company fund, receives bribe, encroaches on the company property, fails to fulfill the duty of loyalty for the company through taking advantage of the powers or the work convenience, all the illegal income and earnings of Party B shall be confiscated, and the claim and the recovery amount shall be determined practically according to actual situation. In very serious situation, the case shall be reported to judiciary authority to hold Party B accountable for legal responsibility.

6. Party B hereby acknowledges that if relevant document of Party A cannot be directly delivered to Party B (including but not limited to rejection by Party B, or document missing, etc.), the address stated by Party B in the Contract shall serve as the service address for Party A. The service to the postal address by Party A shall be deemed as Party B’s receipt of the document an acknowledgement of the document contents.

7. Party B hereby agrees that if Party B faces contact problem (including but not limited to Party B’s hospitalization or loss of personal liberty), Party B hereby entrusts the “Emergency Contact” first above written as the sole authorized person of Party B. The acceptance of reconciliation and mediation, collection on behalf, and signing for relevant documents by such authorized person shall be deemed as the act of Party B.

8. If Party A adjusts the salary of Party B, transfers or promotes the post of Party B internally, such change shall automatically become part of the Contact other than a new contract. The articles and terms of the Contract shall remain applicable to Party B.

9. Party B must strictly comply with attendance check system of Party A, and follow the leave policy of Party A for sick leave, leave of absence and holiday. If Party B does not come to work as prescribed, it shall be deemed as absenteeism. The absenteeism for consecutive three days or accumulative five days in a month shall be deemed as serious violation of labor discipline, and Party A shall be entitled to unilaterally cancel the labor relationship with Party B. Party A shall deliver Notice of Labor Contract Cancellation to the address of Party B. The date of notice posting shall be deemed as the date of Party B’s voluntary cancellation of labor contract with Party A. Party B shall agree that Party A may calculate and pay the outstanding labor remuneration of Party B.

10.When Party A handles social insurance and relevant affairs for Party B, Party B shall prepare the documents according to the requirements of human resources administrative department and guarantee the authenticity and validity of the documents. Otherwise, Party B shall be responsible for any related problems caused by Party B and all the losses, and shall not claim any compensation from Party A in any form.

11.Party B hereby undertakes that the documents submitted to Party A (including but not limited to education, work experience, family background, and physical health condition, etc.) shall be genuine and accurate, free of falsification and deception. Otherwise, Party A shall be entitled to immediately cancel the labor contract with Party B once finding such falsification and deception.

12. Party A may dispatch Party B for external training due to work needs in the contract term. The Parties shall sign Training Agreement, of which the specific provisions shall be subject to Training Regulations of the company and detailed rules of Training Agreement.

13. Party B shall keep business secrets of Party A.

14. Without the written instruction or written permission of Party A, Party B shall not independently undertake or operate the company or other business competing with the company within its business scope for others; whether for a long time or temporarily, Party B shall not be the senior executive of other company, institution, economic organization or unit, such as director, supervisor, and general manager, or employee (including the labor relationship through signing written labor contract, or factual labor relationship or service relationship).

15. If the Parties further prescribe the matters not covered herein, such prescription shall prevail; if the Parties do not prescribe, the laws, regulations, codes and rules shall prevail.

XI. Labor Dispute Treatment and Miscellaneous

Article XXVI If Party B holds that Party A infringes the legal rights and interests of Party B, Party B may suggest Party A or report to trade union of Party A to seek solution. If it cannot be resolved, Party B may complain to the nearby human resources administrative department. In case of dispute between the Parties related to the performance of the Contract, the Parties shall first resolve through negotiation; if the negotiations fail, Party B may apply for mediation in the labor dispute mediation committee in the locality of Party A within 30 days from the occurrence date of dispute.

Party B shall not claim the right by extreme means during the negotiation period, such as confrontational means (including but not limited to unapproved strike, sit-down, demonstration, and disturbance of Party A’s normal work). If Party B breaches this regulation, Party B shall undertake the compensation responsibility for Party A.

Article XXVII Party B hereby states and undertakes: Before signing the Contract, Party A has notified Party B of all the codes and rules of the company and presented to Party B. Party B hereby acknowledges and is well informed the aforementioned information, and has no doubt. Party B has carefully read, confirmed and agreed to comply with the codes and rules of Party A.

I have carefully read the contract articles, acknowledged and read Employee Manual of Party A, the codes and rules mentioned, and agreed to observe. I also undertake that I am not engaged in labor contract relationship with any organization when signing the Contract. The Parties hold that the Contract is concluded based on the true intent of the Parties, and the provision on any format articles shall not be applicable.

Article XXVIII If the Contract conflicts with future national and local government regulations with regard to the matters not covered herein, relevant regulations shall prevail.

Article XXIX The Contract is made in duplicate, with each party holding one.

(End of Contract. The remainder of the page is intentionally left blank)

Or Authorized Representative

Date of Signing: 10 MM 19 DD 2019 YY